                                                                  Exhibit 3.2(h)







                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               JLG OMNIQUIP, INC.
                             A DELAWARE CORPORATION

                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I OFFICES........................................................................................1
   Section 1.        Registered Office...................................................................1
   Section 2.        Other Offices.......................................................................1
ARTICLE II MEETINGS OF STOCKHOLDERS......................................................................1
   Section 1.        Place of Meeting....................................................................1
   Section 2.        Annual Meetings.....................................................................1
   Section 3.        Notice of Annual Meeting............................................................1
   Section 4.        Stockholder List....................................................................2
   Section 5.        Special Meetings....................................................................2
   Section 6.        Notice of Special Meetings..........................................................2
   Section 7.        Special Meeting-Business............................................................2
   Section 8.        Quorum; Adjourned Meetings..........................................................2
   Section 9.        Required Vote.......................................................................2
   Section 10.       Voting..............................................................................3
   Section 11.       Action Without Meeting..............................................................3
ARTICLE III DIRECTORS....................................................................................3
   Section 1.        General Authority...................................................................3
   Section 2.        Number and Election.................................................................4
   Section 3.        Vacancies and Newly Created Directorships...........................................4
   Section 4.        Meetings Generally..................................................................4
   Section 5.        First Meeting.......................................................................4
   Section 6.        Regular Meetings....................................................................4
   Section 7.        Special Meetings; Notice............................................................4
   Section 8.        Quorum; Required Vote; Adjourned Meetings...........................................5
   Section 9.        Action Without Meetings; Telephone Meeting..........................................5
   Section 10.       Committees..........................................................................5
   Section 11.       Committee Minutes...................................................................6
   Section 12.       Compensation........................................................................6
   Section 13.       Resignation.........................................................................6
ARTICLE IV NOTICES.......................................................................................6
   Section 1.        General.............................................................................6
   Section 2.        Waiver of Notice....................................................................7
ARTICLE V OFFICERS.......................................................................................7
   Section 1.        Number..............................................................................7
   Section 2.        Election............................................................................7
   Section 3.        Other Officers......................................................................7
   Section 4.        Salaries............................................................................7
   Section 5.        Term of Office; Removal.............................................................8
   Section 6.        Chairman............................................................................8
   Section 7.        Chief Executive Officer.............................................................8
   Section 8.        President...........................................................................8
   Section 9.        Vice President......................................................................8
   Section 10.       Secretary...........................................................................8

   Section 11.       Assistant Secretary.................................................................9
   Section 12.       Treasurer...........................................................................9
   Section 13.       Assistant Treasurer.................................................................9
   Section 14.       Execution of Documents..............................................................9
ARTICLE VI CERTIFICATES OF STOCK.........................................................................9
   Section 1.        General.............................................................................9
   Section 2.        Facsimile..........................................................................10
   Section 3.        Lost Certificates..................................................................10
   Section 4.        Transfers of Stock.................................................................10
   Section 5.        Fixing Record Date.................................................................10
   Section 6.        Registered Stockholders............................................................11
   Section 7.        Stockholder's Rights of Inspection.................................................11
ARTICLE VII GENERAL PROVISIONS..........................................................................11
   Section 1.        Dividends..........................................................................11
   Section 2.        Voting Securities of Other Corporations............................................11
   Section 3.        Contracts, Checks, Notes, Bank Accounts, Etc.......................................12
   Section 4.        Deposits...........................................................................12
   Section 5.        Fiscal Year........................................................................12
   Section 6.        Seal...............................................................................12
   Section 7.        Form of Records....................................................................12
ARTICLE VIII INTERESTED OFFICERS OR DIRECTORS...........................................................12
ARTICLE IX AMENDMENTS...................................................................................13

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               JLG OMNIQUIP, INC.

                             A DELAWARE CORPORATION

                                   ARTICLE I

                                     OFFICES

       Section 1. Registered Office. The registered office of the Corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The registered agent of the Corporation at such address is The Corporation Trust Company.

       Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

       Section 1. Place of Meeting. All meetings of the stockholders of the Corporation shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the board of directors or stated in the notice of the meeting or duly executed waivers thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held by means of remote communication as authorized in Section 211 of the Delaware General Corporation Law, as amended.

       Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and the transaction of other business specified in the notice of meeting shall be held once each year on any day, and such day shall be designated by the board of directors and stated in the notice of the meeting.

       Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, if any, date and hour of the meeting, or the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

       Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

       Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman and shall be called by the President or Secretary at the request in writing signed by two or more members of the board of directors or the holders of more than ten percent (10%) of the outstanding stock and stating the purpose or purposes of the proposed meeting.

       Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, if any, date and hour of the meeting, or the means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

       Section 7. Special Meeting-Business. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

       Section 8. Quorum; Adjourned Meetings. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

       Section 9. Required Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

       Section 10. Voting. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

       Section 11. Action Without Meeting. Any action required by law or these bylaws to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the date on which the first written consent is expressed.

       A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder, or by a person or persons authorized to act for a stockholder, shall be deemed to be written, signed and dated for purposes of this Section 11, provided, that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder, or by a person or persons authorized to act for the stockholder, and (b) the date on which such stockholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.

       Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided, that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

                                  ARTICLE III

                                    DIRECTORS

       Section 1. General Authority. The business and affairs of the Corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the Corporation and do such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

       Section 2. Number and Election. The number of directors which shall constitute the first board shall be the number elected by the Incorporator. The number of directors which shall constitute all subsequent boards shall be specified by resolution of the board. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this
Article III and except that the first directors of the Corporation shall be elected by the Incorporator and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

       Section 3. Vacancies and Newly Created Directorships. Vacancies, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

       Section 4. Meetings Generally. The board of directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

       Section 5. First Meeting. The first meeting of each newly elected board of directors shall be held immediately after the annual meeting of stockholders and, if applicable, at the same place, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present. In the event such meeting is not held at that time and place, the meeting may be held at such time and, if applicable, place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

       Section 6. Regular Meetings. Regular meetings of the board of directors or any committee thereof may be held without notice at such time and at such place, if any, as shall from time to time be determined by the board or committee, as the case may be.

       Section 7. Special Meetings; Notice. Special meetings of the board of directors or of any committee thereof shall be held whenever called by any director or committee member, as the case may be. Notice of the meeting shall be mailed to each director or committee member, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegram or electronic transmission, or be delivered personally or by telephone, not less than one day before the meeting is to be held. The notice shall state the date, time and place, if any, of the meeting but need not state the purpose thereof, except as otherwise herein expressly provided. A written waiver of notice signed by the director entitled to notice, whether before or after the time stated therein, shall be equivalent to notice. Attendance of a director at the meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

       Section 8. Quorum; Required Vote; Adjourned Meetings. At all meetings of the board or any committee thereof, a majority of directors or committee members shall constitute a quorum for the transaction of business. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the board of directors or committee, as the case may be, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors or committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that such board or committee is composed of an even number of persons, a majority means one-half of the number of such persons plus one.

       Section 9. Action Without Meetings; Telephone Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

       Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors or any committee designated by such board, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

       Section 10. Committees. The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such member or members as may be determined from time to time by resolution adopted by the board of directors. Any such committee, to the extent provided in the resolution of the board of directors and to the extent permitted under applicable statutory provisions, shall have and may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to amend these bylaws or the certificate of incorporation.

       Section 11. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

       Section 12. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

       Section 13. Resignation. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 14. Removal. Any director or the entire board of directors may be removed, at any time, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as may be provided by statute or the certificate of incorporation.

                                   ARTICLE IV

                                     NOTICES

       Section 1. General; Electronic Transmission. Whenever, under the provisions of statute or of the certificate of incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall be construed to mean written notice by (a) personal delivery, by overnight courier, or by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be delivered (in the case of personal delivery and overnight courier) or when the same shall be deposited in the United States mail (in the case of mail), or (b) by electronic transmission as set forth below. Notice to directors may also be given by telegram, telephone or electronic transmission.

       Without limiting the manner by which notice otherwise may be given to the stockholders, any notice given by the Corporation to the stockholders shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Corporation's Secretary, an Assistant Secretary, transfer agent or other person responsible for giving such notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (i) if by facsimile, when directed to a number at which the stockholder has consented to receive notice,
(ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice, and (iv) if by any other form of electronic transmission, when directed to the stockholder.

       Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these bylaws.

                                   ARTICLE V

                                    OFFICERS

       Section 1. Number. The officers of the Corporation shall be chosen by the board of directors and may be a President, a Chief Executive Officer, one or more Vice Presidents, a Secretary, a Treasurer, and one or more Assistant Secretaries or Assistant Treasurers. Any number of offices may be held by the same person, except the offices of President and Secretary. The offices of the Corporation for which officers may be elected shall be set forth, from time to time, by resolution of the board of directors.

       Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall elect an officer for each position created by resolution of the board of directors, except that the initial officers of the Corporation may be elected by the board of directors at any time prior to the first annual meeting of stockholders.

       Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

       Section 4. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the board of directors.

       Section 5. Term of Office; Removal. The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier resignation or removal. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the Corporation shall be filled by or in the manner prescribed by the board of directors.

       Section 6. Chairman. The Chairman shall preside at all meetings of the stockholders and board of directors.

       Section 7. Chief Executive Officer. The Chief Executive Officer shall have general supervisory management over the business of the Corporation, shall report to the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect, all subject to the general control of the board of directors. In the absence of the Chairman for any reason, including the failure of the board of directors to elect a Chairman, or in the event of the Chairman's inability or refusal to act, the Chief Executive Officer shall have all the powers of and be subject to all the restrictions upon the Chairman.

       Section 8. President. The President shall be responsible for the active management of the business of the corporation, and shall perform such other duties as may be prescribed by the board of directors or the Chief Executive Officer. In the absence of the Chief Executive Officer for any reason, including the failure of the board of directors to elect a Chief Executive Officer or in the event of the Chief Executive Officer's inability or refusal to act, the President shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

       Section 9. Vice President. The Vice President, or if there be more than one, the Vice Presidents in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of both the President and the Chief Executive Officer for any reason, including the failure of the board of directors to elect a President or a Chief Executive Officer or in the event of such officers' inability or refusal to act, perform the duties of the President and, when so acting, have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the board of directors or President may from time to time prescribe.

       Section 10. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the board of directors and record all the proceedings of the meetings of the stockholders and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors and shall perform such other duties as may be prescribed by the board of directors or President. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

       Section 11. Assistant Secretary. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary for any reason, including the failure of the board of directors to elect a Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and perform such other duties and have such other powers as the board of directors or President may from time to time prescribe. Any Assistant Secretary shall have authority to affix the corporate seal and attest by his signature to the same extent as the Secretary.

       Section 12. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as ordered by the board of directors or the President. The Treasurer shall disburse the funds of the Corporation as may be ordered by the board of directors or the President, taking proper vouchers for such disbursements, and shall render to the President and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

       Section 13. Assistant Treasurer. The Assistant Treasurer, or if there be more than one, the Assistant Treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer for any reason, including the failure of the board of directors to elect a Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and perform such other duties and have such other powers as the board of directors or President may from time to time prescribe.

       Section 14. Execution of Documents. All deeds, mortgages, bonds, contracts, and other instruments may be executed on behalf of the Corporation by the President, the Chief Executive Officer, or by any Vice President (unless such power is restricted by board resolution), or by any other person or persons designated from time to time by the board of directors.

                                   ARTICLE VI

                              CERTIFICATES OF STOCK

       Section 1. General. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or signed in the name of the Corporation by, the Chairman, the President or a Vice President and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the stockholder in the Corporation.

       Section 2. Facsimile. Any or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

       Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

       Section 4. Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares in compliance with the requirements of Section 8-401 of Title 6 of the Delaware Code Annotated, as amended, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

       Section 5. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of a stockholders meeting, nor more than sixty days prior to the date of the payment of such dividends, the distribution of such rights, the exercise of such rights or the taking of any other lawful action. If no record date is fixed, the record date for determining stockholders (a) entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; provided, however, that Section 11 of Article II hereof shall control with respect to fixing the record date for purposes of determining stockholders entitled to express consent to corporate action in writing without a meeting where no prior action by the board of directors is necessary, and (b) for any other purpose shall be the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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




       Section 6. Registered Stockholders. The Corporation shall be entitled to treat the record holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including, but without limiting the generality thereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Any such purchaser, assignee, transferee or other person shall not be entitled to receive notice of the meetings of stockholders, to vote at such meetings, to examine a complete list of the stockholders entitled to vote at meetings, or to own, enjoy, and exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

       Section 7. Stockholder's Rights of Inspection. Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business. As used in this Section, "stockholder" means a stockholder of record.

                                  ARTICLE VII

                               GENERAL PROVISIONS

       Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their sole discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

       Section 2. Voting Securities of Other Corporations. The Chairman shall have the authority to vote on behalf of the Corporation the securities of any other


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corporation, which are owned or held by the Corporation and may attend meetings of stockholders or execute and deliver proxies for such purpose.

       Section 3. Contracts, Checks, Notes, Bank Accounts, Etc. All contracts and agreements authorized by the board of directors, and all checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed by at least one officer of the Corporation or by such other number of officer or officers or employee or employees as the board of directors may from time to time designate.

       Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the board of directors or the Chief Executive Officer, the President or the Treasurer shall direct in such banks, trust companies or other depositories as the board of directors may select, or as may be selected by any officer or officers or agent or agents of the Corporation to whom power in that respect shall have been delegated by the board of directors. For the purpose of deposit and collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer of the Corporation.

       Section 5. Fiscal Year. The fiscal year of the Corporation shall be as determined by the board of directors.

       Section 6. Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal, Delaware," and such words and figures as the board of directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

       Section 7. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided, that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

                                  ARTICLE VIII

                        INTERESTED OFFICERS OR DIRECTORS

       No contract or transaction between this Corporation and one or more of its directors or officers, or between this Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:


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       (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

       (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

       (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

       Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorized the contract or transaction.

                                   ARTICLE IX

                                   AMENDMENTS

       These bylaws may be altered or repealed, subject to any provisions which might pertain in the Certificate of Incorporation, by majority vote of the stock outstanding at the annual meeting or at any special meeting of stockholders (or pursuant to the terms of Section 11 of Article II hereof) or by resolution adopted by a majority vote of the board at any regular or special meeting of the board.




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